UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2018

CARVER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 14, 2018, Carver Federal Savings Bank (the “Bank”), the wholly-owned federal savings bank of Carver Bancorp, Inc. (the “Company”) received approval from the Office of the Comptroller of the Currency (the “OCC”) to effectuate a Contract of Sale between the Bank and CHOMPOL, LLC, dated December 13, 2017 (the “Agreement”). The Agreement was contingent on the OCC’s prior approval of the transaction.

Pursuant to the Agreement, the Bank will sell its real estate located at 75 West 125th Street, New York, New York (the “Property”) for a total purchase price of $19.45 million. The Bank will lease a portion of the Property to continue to operate its main office at the Property. The Bank will relocate its administrative offices to a nearby location in Harlem, New York.

The closing date of the Property sale and leaseback transaction is scheduled to occur on or about February 22, 2018.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

Exhibit Number	Description

Exhibit 10.1	Contract of Sale between Carver Federal Savings Bank and CHOMPOL, LLC dated December 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.

DATE: February 21, 2018	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer